                                                                 Exhibit 2
SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of December 20, 2007 by and among ValueAct Capital Master Fund, L.P., a British Virgin Islands limited partnership ("Seller"), and Mark Lerdal ("Buyer").

     WHEREAS, Seller and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(1) and Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

     WHEREAS, Seller holds 8,567,763 shares of common stock, par value $0.01 a share (the "Securities"), issued by SIRVA, Inc., a Delaware corporation (the "Company") that it wishes to sell and transfer to Buyer; and

WHEREAS, Buyer desires to buy from Seller the Securities on the terms more fully described herein;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
PURCHASE AND SALE

     Section 1.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Securities for an aggregate purchase price of one dollar ($1.00) (the "Purchase Price"). The Purchase Price shall be paid as provided in Section 1.02.

Section 1.02. Closing. The consummation of the transactions contemplated by this agreement (the "Closing") shall take place on the date hereof (the "Closing Date").

(a) At the Closing, Buyer shall deliver to Seller a duly executed receipt for the Securities and the Purchase Price in U.S. dollars by check, to:

ValueAct Capital Master Fund, L.P.
435 Pacific Avenue., 4th Floor
San Francisco, California 94133
attention: Allison Bennington

     (b)      At the Closing, Seller shall deliver to Buyer a (i) duly executed receipt for the Purchase Price delivered, a (ii) duly executed stock power covering 7,131,900 shares of the Securities (the "Certificated Securities") in the form attached hereto as Exhibit A and (iii) stock certificate(s) representing the Certificated Securities. At the Closing, Seller shall also have delivered an instruction letter to the Company's transfer agent (the "Transfer Agent") irrevocably requesting the transfer to Buyer of 1,435,863 shares of the Securities in book form to a book account in Buyer's name to be maintained by the Transfer Agent.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the Closing Date that:

     Section 2.01. Organization, Good Standing, Authorization and Validity. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. Seller has full right, power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement and has been duly authorized to do so by all necessary actions on its behalf, and this Agreement will constitute a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     Section 2.02. Noncontravention. The execution, delivery and performance of this Agreement by Seller do not and will not (i) require Seller to obtain any permission, consent, authorization or waiver from any third party, other than any notices or legal opinions that may be required by the Company, (ii) violate the terms of any existing agreements binding upon Seller or (iii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon Seller, other than violations that would not reasonably be expected to delay or prevent the consummation of the transactions contemplated by this Agreement.

     Section 2.03. Good and Valid Title. Seller has good and valid title to the Securities, free and clear of all mortgages, liens, claims, pledges, charges, security interests or encumbrances of any kind, including any preemptive rights, rights of first refusal, co-sale rights or other similar rights (collectively, "Liens"). Upon delivery of the Securities and payment therefor pursuant hereto, Seller will transfer good and valid title to the Securities to Buyer, free and clear of all Liens.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants as of the Closing Date that:

     Section 3.01. Investment for Own Account. Buyer is acquiring the Securities for investment for Buyer's own account, not as a nominee or agent, and not with a view to any public resale or distribution within the meaning of the Securities Act, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

Section 3.02. Accredited Investor. Buyer is an "accredited investor" as such term is defined in Regulation D of the Securities Act.

     Section 3.03. Restricted Securities. Buyer acknowledges and agrees that all of the Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act and may not be resold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Buyer has the financial ability to bear the economic risk of this investment and to hold the Securities for an indefinite period of time.

     Section 3.04. Authorization and Validity. Buyer has full right, power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, and this Agreement will constitute a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

     Section 3.05. Non-contravention. The execution, delivery and performance of this Agreement by Buyer do not and will not require Buyer to obtain any permission, consent, authorization or waiver from any third party, other than any such permission, consent, authorization or waiver that may be required to be obtained from the Company, (ii) violate the terms of any existing agreements binding upon Buyer or (iii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon Buyer, other than violations that would not reasonably be expected to delay or prevent the consummation of the transactions contemplated by this Agreement.

     Section 3.06. Sales Outside the United States. Buyer acknowledges that no action has been or will be taken by Seller or the Company in any jurisdiction outside the United States by the Company that would permit an offering of the Securities in any jurisdiction outside the United States where action for that purpose is required. Buyer will comply with all applicable laws and regulations in each foreign jurisdiction in which he purchases, offers, sells, or delivers Securities at his own expense.

     Section 3.07. Independent Investigation. Buyer acknowledges that he is a sophisticated and experienced investor and, as such, has conducted its own investigation of the Company and the fair market value of the Securities. In making his decision to purchase the Securities from Seller, Buyer is not relying on any representations or warranties from Seller except as specifically set forth herein. Buyer acknowledges that Seller may be in possession of material, nonpublic information relating to the Company and the value of the Securities, and Buyer acknowledges and agrees that Seller has no obligation to disclose to Buyer any information that it may have regarding the Company or the fair market value of the Securities.

ARTICLE 4
COVENANTS OF BUYER AND SELLER

     Section 4.01. Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Buyer and Seller agree to use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transaction contemplated by this Agreement. Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be commercially reasonable and necessary or desirable in order to consummate or implement expeditiously the transaction contemplated by this Agreement.

     Section 4.02. Confidentiality; Public Announcements. From and after the date hereof, Buyer will hold and will use his commercially reasonable efforts to cause his respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, the terms of this Agreement, including but not limited to any portion of this Agreement or any description of any portion of this Agreement; provided, however, that the existence of this Agreement may be disclosed as necessary in order to comply with regulatory disclosure requirements of a state or federal agency or commission. Buyer will not issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of Seller. For the avoidance of doubt, nothing in this Section 4.02 shall prevent Buyer from disclosing to his employees, legal and financial advisors, limited partners or potential limited partners the existence of this Agreement, or the terms hereof, provided that such parties are made aware of the confidential nature of the information and agree to keep such information confidential in accordance with this provision.

     Section 4.03. Grant of Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, Seller has delivered to Buyer a proxy in the form attached hereto as Exhibit B (the "Proxy") with respect to the Securities. Such Proxy shall be irrevocable to the fullest extent permitted by law. For the avoidance of doubt, all voting power in any other securities of the Company owned by Seller (and its affiliates) other than the Securities shall belong to Seller.

     Section 4.04. Right to Dividends. Effective as of the date hereof, all ownership and economic benefits relating to the Securities including without limitation the right to any dividends or other distributions paid by the Company with respect to the Securities (whether cash, in the form of stock or otherwise) shall vest in and belong to Buyer and Seller shall promptly pay or otherwise turn over to Buyer any such dividends or distributions. For the avoidance of doubt, all rights, ownership and economic benefits in any other securities of the Company owned by Seller (and its affiliates) other the Securities shall remain vested in and belong to Seller.

ARTICLE 5
SURVIVAL

Section 5.01. Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing.

ARTICLE 6
MISCELLANEOUS

     Section 6.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) four (4) business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by telecopier, fax, electronic mail (including pdf format), (iii) when served, if delivered personally to the intended recipient, or (iv) one (1) business day later, if sent by overnight delivery via a national courier service, and in each case, addressed, if to Buyer, to:

Mark Lerdal
25/F AIG Tower
1 Connaught Road
Central, Hong Kong
email: mark.lerdal@kkr.com
Fax:

if to Seller, to:

ValueAct Capital Master Fund, L.P.
435 Pacific Avenue., 4th Floor
San Francisco, California 94133
attention: Allison Bennington
email: abennington@valueact.com
Fax: (415) 362-5727

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

Section 6.02. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 6.03. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

     Section 6.04. Counterparts; Third Party Beneficiaries. This Agreement may be signed in counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto (including a facsimile or electronic pdf copy). No provision of this Agreement is intended to confer any rights or remedies hereunder upon any individual, corporation, partnership, limited liability company, association, trust or other person or organization, including a government or political subdivision or an agency or instrumentality thereof, other than the parties hereto.

     Section 6.05. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 6.06. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 6.07. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of date first written above.

SELLER:

VALUEACT CAPITAL MASTER FUND, L.P.
By: VA Partners I, LLC, its General Partner

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

BUYER:

/s/ Mark Lerdal
Name:	Mark Lerdal

EXHIBIT A

IRREVOCABLE STOCK POWER

     KNOW ALL MEN BY THESE PRESENTS, that ValueAct Capital Master Fund, L.P. ("ValueAct Capital"), for value received, has bargained, sold, assigned and transferred, and by these presents does bargain, sell, assign and transfer unto Mark Lerdal, 8,567,763 shares of common stock, par value $0.01 a share of SIRVA, Inc. (the "Company") standing in ValueAct Capital's name on the books of the Company and does hereby constitute and appoint __________ its true and lawful attorney, irrevocable for it and in its name and stead, to assign, transfer and set over, all or any part of said stock, and for that purpose, to make and execute all necessary acts of assignment and transfer, and one or more persons to substitute with like full power, hereby ratifying and confirming all that its said attorney, or the substitute or substitutes shall lawfully do by virtue hereof.

IN WITNESS WHEREOF, it has executed this Irrevocable Stock Power as of the date signed below.

VALUEACT CAPITAL MASTER FUND, L.P.
By: VA Partners I, LLC, its General Partner

By:
Name:
Title:

EXHIBIT B

IRREVOCABLE PROXY

     ValueAct Capital Master Fund, L.P. ("Seller"), a British Virgin Islands limited partnership, hereby irrevocably (to the fullest extent permitted by law) appoints Mark Lerdal ("Buyer") as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the 8,567,763 shares of common stock, par value $0.01 issued by SIRVA, Inc. (the "Shares") that are the subject of the Securities Purchase Agreement dated as of the date hereof by and between Seller and Buyer (the "Purchase Agreement") in accordance with the terms of this Proxy.

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to and in consideration of Buyer entering into the Purchase Agreement.

     The attorney and proxy named above is hereby authorized and empowered by Seller to act as the Seller's attorney and proxy to vote all of the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to all of the Shares (including, without limitation, the power to execute and deliver written consents) at every annual or special meeting of stockholders of the Company (and at every adjournment or postponement thereof), and in every written consent in lieu of such meeting. All voting and related rights in any other securities of the Company owned by Buyer other than the Shares shall belong to Buyer.

IN WITNESS WHEREOF, Seller has caused this Irrevocable Proxy to be duly executed as of the day and year first above written.

VALUEACT CAPITAL MASTER FUND, L.P.
By: VA Partners I, LLC, its General Partner

By:
Name:
Title: